20

                      ACQUISITION AGREEMENT

Agreement  dated as of June 11, 2001, between ELAST TECHNOLOGIES,
INC., a Nevada corporation ("ELTI"), and PTS, INC., a Nevada corporation ("PTS").

The parties agree as follows:

1. The Exchange

   1.1 Tender and Exchange. Subject to the terms and conditions of this Agreement, at the Closing to be held as provided in Section 2, ELTI shall tender the ELTI Shares (defined below) to PTS, and PTS shall receive the ELTI Shares from ELTI, free and clear of all encumbrances other than restrictions imposed by Federal and State securities laws.

   1.2 Transaction. ELTI will deliver 9,000,000 shares of its common stock (the "ELTI Shares"), and PTS will deliver 300,000 shares of its common stock (the "PTS Shares"), which represents all of the issued and outstanding shares as well as the sum of US$1 million to be paid in $80,000.00 monthly installments commencing August 1, 2001 until July 1, 2002, with the remaining $40,000.00 to be paid August 1, 2002.

2. The Closing.

   2.1 Place and Time. The closing of the instant transaction (the "Closing") shall take place at the Law Offices of Chapman and Flanagan, Ltd., 777 N. Rainbow Blvd., Suite 390, Las Vegas, Nevada 89107, no later than the close of business (Pacific Time) on June 11, 2001, or at such other place, date and time as the parties may agree in writing.

   2.2 Deliveries by PTS. At the Closing, PTS shall deliver the following to ELTI:

        a.   The documents contemplated by Section 3.

        b. All other documents, instruments and writings required by this Agreement to be delivered by PTS at the Closing and any other documents or records relating to PTS' business reasonably requested by ELTI in correction with this Agreement.

   2.3 Deliveries by ELTI. At the Closing, ELTI shall deliver the following to PTS.

       a.  The ELTI Shares as contemplated by section 1.

       b.   The documents contemplated by Section 4.

       c. All other documents, instruments and writings required by this Agreement to be delivered by ELTI at the Closing.

   2.4 Escrow Agent. Chapman & Flanagan, Ltd., shall serve as the escrow agent. All shares that are to be exchanged as part of this Agreement shall be given to the Escrow Agent. At the Closing, assuming that all obligations of each party have been fulfilled, the Escrow Agent shall complete the transfer of all property in his possession in accordance with the terms of this Agreement.

3. Conditions to ELTI's Obligations.

The obligations of ELTI to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by ELTI:

 3.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits ELTI's acquisition of the PTS Shares or ELTI's receipt of the PTS Shares or that will require any divestiture as a result of ELTI's acquisition of the PTS Shares or that will require all or any part of the business of ELTI to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ELTI or PTS if this Agreement is consummated shall be pending.

 3.2 Representations, Warranties and Agreements. (a) The representations and warranties of PTS set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) PTS shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) ELTI shall have received a certificate to that effect signed by an authorized representative of PTS.

 3.3 Regulatory Approvals. All licenses, authorizations, consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ELTI's acquisition of the PTS Shares shall have been obtained and shall be in full force and effect.

4. Conditions to PTS's Obligations.

 The obligations of PTS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by PTS:

  4.1 No Injunction. There shall not be in effect any injunction, order or decree of a court of competent jurisdiction that prevents the consummation of the transactions contemplated by this Agreement, that prohibits PTS's acquisition of the ELTI Shares or PTS's receipt of the ELTI Shares or that will require any divestiture as a result of PTS's acquisition of the ELTI Shares or that will require all or any part of the business of PTS to be held separate and no litigation or proceedings seeking the issuance of such an injunction, order or decree or seeking to impose substantial penalties on ELTI or PTS if this Agreement is consummated shall be pending.

  4.2 Representations, Warranties and Agreements. The representations and warranties of ELTI set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) ELTI shall have performed and complied in all material respects with the agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing and (c) PTS shall have received a certificate to that effect signed by an authorized representative of ELTI.

  4.3 Legal Opinion. PTS shall have received an opinion from appropriate counsel to ELTI dated the Closing Date, to the effect that ELTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to own, lease and operate its properties and corporate power to carry on its business as now being conducted; all of the outstanding shares of ELTI are duly and validly issued, fully paid and non-assessable and the issuance of such shares has complied with the applicable Federal and State securities laws and the regulations promulgated thereunder; ELTI is duly qualified and in good standing as a domestic corporation and is authorized to do business in all states or other jurisdictions in which such qualification or authorization is necessary and there has not been any claim by any other state of jurisdiction to the effect that ELTI is required to qualify or otherwise be authorized to do business as a foreign corporation therein; all persons who have executed or will execute this Agreement on behalf of ELTI or its Shareholders have been duty authorized to do so; to the best knowledge of such counsel there is no action, suit or proceeding and no investigation by any governmental agency pending or threatened against ELTI or the assets or business of ELTI that could have a materially adverse effect on the financial condition of ELTI or PTS.

   4.4Regulatory   Approvals.   All   licenses,   authorizations,
      consents, orders and regulatory approvals of Governmental Bodies necessary for the consummation of ELTI's acquisition of the PTS' Shares shall have been obtained and shall be in full force and effect.

5. Representations and Warranties of PTS

PTS represents and warrants to ELTI that, to the knowledge of PTS
(which limitation shall not apply to Section 5.3), and except as set forth in the PTS Disclosure Letter:

  5.1 Organization of PTS; Authorization. PTS is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of PTS and this Agreement constitutes a valid and binding obligation of PTS; enforceable against it in accordance with its terms.

  5.2 Capitalization. The authorized capital stock of PTS consists of 1,000,000 shares of common stock, $0.01 par value, and no shares of preferred stock. As of the date hereof, 300,000 of such common shares of PTS were issued and outstanding. No shares have been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of PTS are validly issued, fully paid and nonassessable.

  5.3 No Conflict as to PTS. Neither the execution and delivery of this Agreement nor the consummation of the sale of the PTS Shares to ELTI will (a) violate any provision of the certificate of incorporation or by-laws of PTS or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which PTS is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to PTS.

  5.4 Ownership of PTS Shares. The delivery of certificates to ELTI provided in Section 2.2 and the delivery of certificates to PTS as provided in Section 2.3 will result in ELTI's immediate acquisition of record and beneficial ownership of the PTS Shares, free and clear of all Encumbrances subject to applicable State and Federal securities laws. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of PTS.

  5.5  No  Conflict  as  to  PTS  and Subsidiaries.  Neither  the
       execution and delivery of this Agreement nor the consummation of the acquisition of the PTS Shares to ELTI will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of PTS or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, of, or accelerate the performance required by, or excuse performance by any Person of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of PTS or any of its Subsidiaries under, any material agreement or commitment to which PTS or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of PTS or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to PTS or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section 5.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole.

 5.6 Consent and Approvals of Governmental Authorities. Except with respect to applicable State and Federal securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by PTS or ELTI or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by PTS or the consummation of the acquisition of the PTS Shares to ELTI.

  5.7 Other Consents. No consent of any Person is required to be obtained by PTS or ELTI prior to the execution, delivery and performance of this Agreement or the consummation of the acquisition of the PTS Shares to ELTI, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of PTS or ELTI.

  5.8 Financial Statements. PTS has delivered to ELTI consolidated balance sheets of PTS and its Subsidiaries as at December 31, 1999, and statements of income and changes in financial position for the period then ended. Such PTS Financial Statements and notes fairly present the consolidated financial condition and results of operations of PTS and its Subsidiaries as at the respective dates thereof and for the periods therein.

 5.9 Title to Properties. Either PTS or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the PTS Financial Statements (except for property sold since the date of the PTS Financial Statements in the ordinary course of business or leased under capitalized leases), and alI the material properties and assets purchased or otherwise acquired by PTS or any of its Subsidiaries since the date of the PTS Financial. Statements. All properties and assets reflected in the PTS Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the PTS Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the PTS Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the PTS Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of PTS or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of PTS and its Subsidiaries include all rights, properties and other assets necessary to permit PTS and its Subsidiaries to conduct PTS's business in all material respects in the same manner as it is conducted on the date of this Agreement.

 5.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by PTS or its Subsidiaries are, in all respects material to the business or financial condition of PTS and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. PTS has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole or which would require a payment by PTS or ELTI or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

 5.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by PTS or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefor, which action is likely to have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole.

 5.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving PTS or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of PTS, ELTI and any of their Subsidiaries, taken as whole, or which would require a payment by PTS or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither PTS nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of PTS, ELTI or any of their Subsidiaries, taken as a whole, or which would require a payment by PTS or its subsidiaries in excess of $2,000 in the aggregate.

5.13 Absence  of Certain Changes. Except as set forth in  Section
     5.13 of the PTS Disclosure Letter, since the date of the PTS
     Financial   Statements,  neither  PTS   nor   any   of   its
     Subsidiaries has;

     a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of PTS and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     b.   made  any  change  or amendment in its  certificate  of
          incorporation   or   by-laws,   or   other    governing
          instruments;

     c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     d.   organized  any  new Subsidiary or acquired  any  Equity
          Securities of any Person, or any equity or ownership interest in any business;

     e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

     i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (11) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $25,000 in the aggregate;

     m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

     n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

     o.   entered   into  any  collective  bargaining  or   union
          contract or agreement; or

     p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of PTS and its subsidiaries taken as a whole.

5.14 No  Material  Adverse  Change. Since the  date  of  the  PTS
     Financial Statements, there has not been any material adverse change in the business or financial condition of PTS.

5.15 Contracts  and Commitments. Except as set forth  in  Section
     5.15 of the PTS Disclosure Letter, neither PTS nor any of its Subsidiaries is a party to any:

     a. Contract or agreement (other than purchase or sales orders entered into in the ordinary course of business) involving any liability on the part of PTS or one of its Subsidiaries of more than $25,000 and not cancelable by PTS or the relevant Subsidiary (without liability to PTS or such Subsidiary) within 60 days;

     b. Except with respect to the lease on its business location, lease of personal property involving annual rental payments in excess of $25,000 and not cancelable by PTS or the relevant Subsidiary (without liability to PTS or such Subsidiary) within 90 days;

     c. Except with respect to the options referenced above, Employee bonus, stock option or stock purchase, performance unit, profit sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of PTS or any of its Subsidiaries;

     d. Commitment, contract or agreement that is currently expected by the management of PTS to result in any material loss upon completion or performance thereof;

     e. Contract, agreement or commitment that is material to the business of PTS and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

     f Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

     All such contracts and agreements are in full force and effect. Neither PTS nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which PTS or any of its Subsidiaries is a party or is or may be bound that relates to the business of PTS or any of its Subsidiaries or to which any of the assets or properties of PTS or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversely affect the business or financial condition of PTS and its Subsidiaries, taken as a whole. ELTI has not guaranteed or assumed and specifically does not guarantee or assume any obligations of PTS or any of its Subsidiaries.

5.16 Labor Relations. Neither PTS nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole, (a) PTS and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against PTS or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against PTS or any of its Subsidiaries, (d) no representation question exists respecting the employees of PTS or any of its Subsidiaries,
     (e) neither PTS nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of PTS or any of its Subsidiaries is currently being negotiated.

5.17 Employee Benefit Plans. Section 5.16 of the PTS Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of PTS and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the PTS Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

5.18 Compliance  with  Law.  The  operations  of  PTS   and   its
     Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole, or which would not require a payment by PTS or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither PTS nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. PTS and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

5.19 Tax Matters.

     a. PTS and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only PTS and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 5.19, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material -respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

     b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of PTS or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of PTS and Subsidiaries have been properly included and reflected thereon. PTS shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of PTS or any
         Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, PTS's consolidated federal income tax return for such taxable years. PTS will timely file a consolidated federal income tax return for the taxable year ended December 31, 1999 and such return shall include and reflect the income, activities, operations and transactions of PTS and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of PTS and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to PTS or any of its Subsidiaries and do not generally relate to matters affecting other members of PTS's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. PTS has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

     c. Neither PTS nor any of its subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason, of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

     d. Neither PTS nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

     e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to PTS or its Subsidiaries, or their assets or operations and no power of attorney granted by PTS or any of its Subsidiaries with respect to any Tax matter is currently in force.

     f There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in PTS, pending or threatened against or with respect to any Tax attributable to PTS, its Subsidiaries or their assets or operations.

     g. Except as set forth in the PTS Disclosure Letter, all amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

     h. No property of PTS is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that PTS and/or its Subsidiaries will be required to treat as being owned by another person pursuant to
         Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     i. There have been delivered or made available to ELTI true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by ELTI as may be relevant to PTS, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     j. There is no contract, agreement, plan or arrangement including but not limited to the provisions of this Agreement, covering any employee or former employee of PTS or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

5.20 Environmental Matters.

     a. At all times prior to the date hereof, PTS and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and. ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole, or which would require a payment by PTS or' its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

      b. The environmental licenses, permits and authorizations that are material to the operations of PTS and its Subsidiaries, taken as a whole, are in full force and effect.

      c. Neither PTS nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by PTS or any of its Subsidiaries (the "Properties") any (i) pollutants,
          (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or
          (iv) "Regulated Substances," as that term in defined in
          Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole.

5.21 Brokers or Finders. No Brokers or Finders have been used in this transaction.

5.22 Absence of Certain Commercial Practices. Neither PTS nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of PTS or its Subsidiaries, which PTS or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither PTS nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

5.23 Transactions with Directors and Officers. Except as set forth in Section 5.23 of the PTS Disclosure Letter, PTS and its Subsidiaries do not engage in business with any Person in which any of PTS' directors or officers has a material equity interest. No director or officer of PTS owns any property, asset or right which is material to the business of PTS and its Subsidiaries, taken as a whole.

5.24 Borrowing  and  Guarantees. Except as set forth  in  Section
     5.24  of the PTS Disclosure Letter, PTS and its Subsidiaries
     (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

6. Representations and Warranties of ELTI

ELTI represents and warrants to PTS that, to the Knowledge of ELTI (which limitation shall not apply to Section 6.3), and except as set forth in the ELTI Disclosure Letter:

  6.1 Organization of ELTI; Authorization. ELTI is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of ELTI arid this Agreement constitutes a valid and binding obligation of ELTI, enforceable against it in accordance with its terms.

  6.2 Capitalization. The authorized capital stock of ELTI consists of 25,000,000 shares of common stock, par value $.001 per share, and no shares of preferred stock. As of the date of this Agreement, ELTI has 7,541,796 shares of common stock issued and outstanding. As of the Closing Date, all of the issued and outstanding shares of common stock of ELTI are validly issued, fully paid and non-assessable and they are not and as of the Closing Date there will not be outstanding any other warrants, options or other agreements on the part of ELTI obligating ELTI to issue any additional shares of common or preferred stock or any of its securities of any kind. ELTI will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

6.3 No Conflict as to PTS. Neither the execution and delivery of this Agreement nor the consummation of the sale of the ELTI Shares to PTS will (a) violate any provision of the certificate of incorporation or by-laws of ELTI, or (b) violate, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement to which ELTI is a party or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ELTI.

6.4 Ownership of ELTI Shares. The delivery of certificates to PTS provided in Section 2.3 will result in PTS's immediate acquisition of record and beneficial ownership of the ELTI Shares, free and clear of all Encumbrances other than as required by Federal and State securities laws. Other than the Put Option described above, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of ELTI. Nothing in this Agreement shall be deemed to be a representation or warranty as to the tradability of any of the ELTI Shares under Federal or any States' security laws.

6.5 No Conflict as to ELTI and Subsidiaries. Neither the execution and delivery of this Agreement nor the consummation of the of the instant agreement will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of ELTI or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of ELTI or any of its Subsidiaries under, any material agreement or commitment to which ELTI or any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of ELTI or any of its Subsidiaries is subject, or
    (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to ELTI or any of its Subsidiaries except, in the case of violations, conflicts, defaults, termination's, accelerations or Encumbrances described in clause (b) of this Section. 6.5, for such matters which are not likely to have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole.

6.6 Consents and Approvals of Governmental Authorities. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by ELTI or PTS or any of either of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by ELTI or the consummation of the contemplated transaction.

6.7 Other Consents. No consent of any Person is required to be obtained by PTS or ELTI to the execution, delivery and performance of this Agreement or the consummation of the contemplated transaction including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of PTS or ELTI.

6.8 Financial Statements. ELTI has delivered to PTS consolidated balance sheets of ELTI and its Subsidiaries as at December 31, 2000 and December 31, 1999, and statements of income and changes in financial position for each of the years in the two-year period then ended, together with the report thereon of ELTI's independent accountant (the "ELTI Financial Statements"). Such ELTI Financial Statements and notes fairly present the consolidated financial condition and results of operations of ELTI and its Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with generally accepted United States accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

6.9 Title to Properties. Either ELTI or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the ELTI Financial Statements and all the material properties and assets purchased or otherwise acquired by ELTI or any of its Subsidiaries since the date of the ELTI Financial Statements. All properties and assets reflected in the ELTI Financial Statements are free and clear of all material Encumbrances and are not, in the case of real property, subject to any material rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such properties and assets, (a) mortgages or security interests shown on the ELTI Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, and all of which are listed in the ELTI Disclosure Letter, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the ELTI Financial Statements (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event which, with notice or lapse of time or both, would constitute a default) exists, (c) as to real property, (i) imperfections of title, if any, none of which materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of ELTI or any of its Subsidiaries and (ii) zoning laws that do not impair the present or anticipated use of the property subject thereto, and (d) liens for current taxes not yet due. The properties and assets of ELTI and its Subsidiaries include all rights, properties and other assets necessary to permit ELTI and its Subsidiaries to conduct ELTI's business in all material respects in the same manner as it is conducted on the date of this Agreement.

6.10 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by ELTI or its Subsidiaries are, in all respects material to the business or financial condition of ELTI and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. ELTI has not received notification that it or any of its Subsidiaries is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole or which would require a payment by PTS or ELTI or any of their subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

6.11 No Condemnation or Expropriation. Neither the whole nor any portion of the property or leaseholds owned or held by ELTI or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of PTS and its Subsidiaries, taken as a whole.

6.12 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving ELTI or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of PTS, ELTI and any of their Subsidiaries, taken as whole, or which would require a payment by ELTI or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither ELTI nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of PTS, ELTI or any of their Subsidiaries, taken as a whole, or which would require a payment by ELTI or its subsidiaries in excess of $2,000 in the aggregate.

6.13      Absence of Certain Changes. Since the date of the  ELTI
    Financial   Statements,  neither  ELTI   nor   any   of   its
    Subsidiaries has:

     a. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of ELTI and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

     b.   made  any  change  or amendment in its  certificate  of
          incorporation   or   by-laws,   or   other    governing
          instruments;

     c. issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

     d.   organized  any  new Subsidiary or acquired  any  Equity
          Securities of any Person or any equity or ownership interest in any business;

     e. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

     f. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

     g. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

     h. canceled any material debts or waived any material claims or rights, except in the ordinary course of business;

     i. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

     j. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

     k. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

     l. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets (other than raw materials and supplies) at a cost in excess of $2,000 in the aggregate;

     m. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

     n. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

     o.   entered   into  any  collective  bargaining  or   union
          contract or agreement; or

     p. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of ELTI and its subsidiaries taken as a whole.

6.14 No Material Adverse Change. Since the, date of the ELTI Financial Statements, there has not been any material adverse change in the business or financial condition of ELTI and its Subsidiaries taken, as a whole, other than changes resulting from economic conditions prevailing in the United States precious coins, collectibles and metals industry.

6.15 Contracts and Commitments. Neither ELTI nor any of its Subsidiaries is party to any:

     a. Contract or agreement (other than purchase on sales orders entered into in the ordinary course of business) involving any liability on the part of ELTI or one of its Subsidiaries of more than $2,000 and not cancelable by ELTI or the relevant Subsidiary (without liability to ELTI or such Subsidiary) within 60 days;

     b. Lease of personal property involving annual rental payments in excess of $2,000 and not cancelable by ELTI or the relevant Subsidiary (without liability to ELTI or such Subsidiary) within 90 days;

     c. Commitment, contract or agreement that is currently expected by the management of ELTI to result in any material loss upon completion or performance thereof;

     d. Contract, agreement or commitment that is material to the business of ELTI and its Subsidiaries, taken as a whole, with any officer, employee, agent, consultant, advisor, salesman, sales representative , value added reseller, distributor or dealer; or

     e. Employment agreement or other similar agreement that contains any severance or termination pay, liabilities or obligations.

All such contracts and agreements are in full force and effect. Neither ELTI nor any or its Subsidiaries is in breach of, in violation of or in default under, any agreement, instrument, indenture, deed of trust, commitment, contract or other obligation of any type to which ELTI or any of its Subsidiaries is a party or is or may be bound as it relates to the business of ELTI or any of its Subsidiaries or to which I any of the assets or properties of ELTI or any of its Subsidiaries is subject, the effect of which breach, violation or default is likely to materially and adversity affect the business or financial condition of ELTI and its Subsidiaries, taken as a whole.

6.16 Labor Relations. Neither ELTI nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole, (a) ELTI and each of its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against ELTI or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against ELTI or any of its Subsidiaries, (d) no representation question exists respecting the employees of ELTI or any of its Subsidiaries, (e) neither ELTI nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of ELTI or any of its Subsidiaries is currently being negotiated.

6.17 Employee Benefit Plans. Section 6.17 of the ELTI Disclosure Letter contains a list of all material employee pension and welfare benefit plans covering employees of ELTI and its Subsidiaries. No listed plan is (1) a multi-employer plan as defined in Section 3(37) of ERISA, or (2) a defined benefit plan as defined in Section 3(35) of ERISA, any listed individual account pension plan is duly qualified as tax exempt under the applicable sections of the Code, each listed benefit plan and related funding arrangement, if any, has been maintained in all material respects in compliance with its terms and the provisions of ERISA and the Code, and the ELTI Disclosure Letter also lists all material management incentive plans and all material employment contracts or severance arrangements pertaining to one or more specific employees.

6.18 Compliance with Law. The operations of ELTI and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole, or which would not require a payment by ELTI or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither ELTI nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. ELTI and its Subsidiaries have all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of their businesses, and are not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

6.19 Tax Matters.

     a. ELTI and each of its Subsidiaries (1) has filed all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only ELTI and/or its Subsidiaries and not Seller or its other Affiliates (for the purposes of this Section 6.19, such tax returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and has paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and, accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect, any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

     b. All consolidated or combined Tax Returns (except those described in subparagraph (a) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the activities, operations and transactions, of ELTI or any of its Subsidiaries for any taxable period have been timely filed, and the income, activities, operations and transactions of ELTI and Subsidiaries have been properly included and reflected thereon. ELTI shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of ELTI or any Subsidiary, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, ELTI's consolidated federal income tax return for such taxable years. ELTI will cooperate with PTS to timely file a consolidated federal income tax return for the taxable year ended December 31, 1999 and such return shall include and reflect the income, activities, operations and transactions of ELTI and Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and transactions of ELTI and Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (b) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to ELTI or any of its Subsidiaries and do not generally relate to matters affecting other members of ELTI's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. ELTI has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

     c. Neither ELTI nor any of its Subsidiaries has agreed, or is required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

     d. Neither ELTI nor any of its Subsidiaries or any predecessor or Affiliate of the foregoing has, at any time, filed a consent under Section 341(f)(1) of the Code, or agreed under Section 341(f)(3) of the Code, to have the provisions of Section 341(f)(2) of the Code apply to any sale of its stock.

     e. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to ELTI or its Subsidiaries, or their assets or operations and no power of attorney granted by ELTI or any of its Subsidiaries with respect to any Tax matter is currently in force.

     f. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in ELTI, pending or threatened against or with respect to any Tax attributable to ELTI, its Subsidiaries or their assets or operations.

     g.   All  amounts required to be withheld as of the  Closing
          Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

     h. No property of ELTI is "tax-exempt use property" within the meaning of Section 168(h) of the Code nor property that ELTI and/or its Subsidiaries will be required to treat as being owned by another person pursuant to
          Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986.

     i. There have been delivered or made available to PTS true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by PTS as may be relevant to ELTI, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

     There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of ELTI or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

6.20 Environmental Matters.

     a. At all times prior to the date hereof, ELTI and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole, or which would require a payment by ELTI or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

     b. The environmental licenses, permits and authorizations that are material to the operations of ELTI and its Subsidiaries, taken as a whole, are in full force and effect.

     c. Neither ELTI nor any of its Subsidiaries has released or caused to be released on or about the properties currently owned or leased by ELTI or any of its Subsidiaries (the "Properties") any (i) pollutants,
          (ii) contaminants, (iii) "Hazardous Substances," as that term is defined in Section 101(14) of the Comprehensive Environmental Response Act, as amended or
          (iv) "Regulated Substances," as that term in defined in
          Section 9001 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, which would be required to be remediated by any governmental agency with jurisdiction over the Properties under the authority of laws, regulations and ordinances as in effect and currently interpreted on the date hereof, which remediation would have a material adverse effect on the business or financial condition of ELTI and its Subsidiaries, taken as a whole.

6.21 Brokers or Finders. No brokers or finders have been used in this transaction.

6.22 Absence of Certain Commercial Practices. Neither ELTI nor any of its Subsidiaries has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of ELTI or its Subsidiaries, which ELTI or one of its Subsidiaries knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither ELTI nor any of its Subsidiaries has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential shareholders in violation of any applicable law or regulation.

6.23 Transactions with Directors and Officers. ELTI and its Subsidiaries do not engage in business with any Person in which any of ELTI's directors or officers has a material equity interest. No director or officer of ELTI owns any property, asset or right which is material to the business of ELTI and its Subsidiaries, taken as a whole.

6.24 Borrowing and Guarantees. ELTI and its Subsidiaries (a) do not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or Sureties with respect to the obligations of any Person.

6.25      Purchase  for  Investment. ELTI is  obtaining  the  PTS
    Shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

7. Access and Reporting; Filings With Governmental Authorities;
   Other Covenants.

  7.1 Access between the date of this Agreement and the Closing Date. Each of PTS and ELTI shall (a) give to the other and its authorized representatives reasonable access to all plants, offices, warehouse and other facilities and properties of PTS or ELTI, as the case may be, and to its books and records, (b) permit the other to make inspections thereof, and (c) cause its officers and its advisors to furnish the other with such financial and operating data and other information with respect to the business and properties of such party and its Subsidiaries and to discuss with such and its authorized representatives its affairs and those of its Subsidiaries, all as the other may from time to time reasonably request.

  7.2 Exclusivity. From the date hereof until the earlier of the Closing or the termination of this Agreement, ELTI shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, ELTI, except for the exchange of the ELTI Shares for the PTS Shares from PTS's shareholders.

  7.3 Publicity. Between the date of this Agreement and the Closing Date, ELTI and PTS shall discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

  7.4 Regulatory  Matters.  PTS  and ELTI  shall  (a)  file  with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the contemplated transaction and (b) cooperate with each other as they may reasonably request in connection with the foregoing.

  7.5 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) each of PTS and ELTI shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with the transactions contemplated hereby) all non-public information obtained pursuant to Section 7.1. Following the Closing, each of PTS and ELTI shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection. with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to the other. This Section
      7.5 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, each of PTS and ELTI shall return to the other, or destroy, all information it shall have received from the other in connection with this Agreement and the transactions contemplated hereby, together with any copies or summaries thereof or extracts therefrom. Each of PTS and ELTI shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to
      Section  7.1 to comply with the provisions of this  Section
      7.5.

8. Conduct of ELTI's Business Prior to the Closing.

    8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing Date. ELTI shall cause conduct its businesses in all material respects in the ordinary course.

    8.2 Business Organization. Between the date of this Agreement and the Closing Date, ELTI shall (a) preserve substantially intact the business organization of ELTI; and (b) preserve in all material respects the present business relationships and good will of ELTI and each of its Subsidiaries.

    8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, ELTI shall not cause or permit any amendment of its certificate of incorporation or by-laws (or other governing instrument) and shall not:

          a. issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities;

               create or suffer to be created any Encumbrance thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities;

          c. reclassify, split up or otherwise change any of its Equity Securities,

          d. be party to any merger, consolidation or other business combination;

          e. sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of ELTI and its Subsidiaries, taken as a whole, except in the ordinary course of business; or

          f.   organize any new Subsidiary or acquire any  Equity
               Securities  of  any  Person  or  any   equity   or
               ownership interest in any business.

    8.4 Other Restrictions. Between the date of this Agreement and the Closing Date, ELTI shall not:

          a.   borrow  any funds or otherwise become subject  to,
               whether  directly  or  by  way  of  guarantee   or
               otherwise, any indebtedness for borrowed money;

          b. create any material Encumbrance on any of its material properties or assets;

          c.   except   in   the  ordinary  course  of  business,
               increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

          d. create or materially modify any material bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement (any other employee benefit plan as defined in section 3(3) of ERISA);

          e.   make  any  capital  expenditure  or  acquire   any
               property or assets;

          f    enter into any agreement that materially restricts
               ELTI, PTS or any of their Subsidiaries from carrying on business;

          g. pay, discharge or satisfy any material claim, liability or obligation, absolute, accrued, contingent or otherwise, other than the payment discharge or satisfaction. in the ordinary course of business of liabilities or obligations reflected in the ELTI Financial Statements or incurred in the ordinary course of business and consistent with past practice since the date of the ELTI Financial Statements; or

          h. cancel any material debts or waive any material claims or rights.

9. Definitions.

     As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.

     9.1 "Business Day" - Any day that is not a Saturday or Sunday or a day on which banks located in the City of New York are authorized or required to be closed.

     9.2  "Code" - The Internal Revenue Code of 1986, as amended.

     9.3 "Disclosure Letter" -- A letter dated the date of this Agreement, executed by either PTS and ELTI, addressed and delivered to the other and containing information required by this Agreement and exceptions to the representations and warranties under this Agreement.

     9.4 "Encumbrances" - any security interest, mortgage, lien, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, other than a restriction on transfer arising under Federal or state securities laws.

     9.5  "Equity   Securities"  See  Rule  3a-11-l   under   the
          Securities Exchange Act of 1934.

     9.6  "ERISA"- The Employee Retirement Income Security Act of
          1974, as amended.

     9.7 "Governmental Body" - Any domestic or foreign national, state or municipal or other local government or multi-national body (including, but not limited to, the European Economic Community), any subdivision, agency, commissioner authority thereof.

     9.8  "Knowledge"   -  Actual  knowledge,  after   reasonable
          investigation.

     9.9  "Person"  -  Any individual, corporation,  partnership,
          joint   venture,   trust,  association,  unincorporated
          organization, other entity, or Governmental Body.

     9.10 "Subsidiary" - With respect to any Person, any corporation of which securities having the power to elect a majority of that corporation's Board of Directors (other than securities having that power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

10.     Termination.

     10.1 Termination. This Agreement may be terminated before the Closing occurs only as follows:

          a.   By written agreement of PTS and ELTI at any time.

          b. By ELTI, by notice to PTS at any time, if one or more of the conditions specified in Section 4 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

          c. By PTS, by notice to ELTI at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1), would otherwise occur of if satisfaction of such a condition is or becomes impossible.

          d. By PTS or ELTI, by notice to the other at any time after _____________, 2001.

     10.2 Effect  of Termination. If this Agreement is terminated
          pursuant   to   Section  10.1,  this  Agreement   shall
          terminate without any liability or further obligation of any party to another.

11.  Intentionally left blank.

12.  Intentionally left blank.

13. Notices. All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by telex or facsimile (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and facsimile numbers set forth below (or to such other addresses, telex numbers and facsimile numbers as a party may designate as to itself by notice to the other parties),

(a)       If to ELTI:

                    c/o Chapman & Flanagan, Ltd.
                    777 N. Rainbow Blvd., Suite 390
                    Las Vegas, NV 89107
                    Facsimile No.: (702) 650-5667
                    Attention: Sean P. Flanagan

(b)       If to PTS, Inc.:


                    Facsimile No.: (702)
                    Attention:

14. Miscellaneous.

    14.2 Expenses.  Each  party  shall  bear  its  own   expenses
         incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations hereunder.

    14.3 Captions.  The  captions  in  this  Agreement  are   for
         convenience of reference only and shall not be given any effect in the interpretation of this agreement,

    14.4 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

    14.5 Exclusive    Agreement;   Amendment.   This    Agreement
         supersedes all prior agreements among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

    14.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

    14.7 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof

    14.8 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign. its rights hereunder without the consent of the other, provided that, after the Closing, no consent of PTS shall be needed in connection with any merger or consolidation of ELTI with or into another entity.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, and entered into as of the date first above written.